UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2024

Hepion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36856	46-2783806
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall Street, First Floor, Edison, NJ	08837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 902-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HEPA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As reported in the Current Report on Form 8-K filed on October 3, 2023 by Hepion Pharmaceuticals, Inc. (the “Company”) on September 28, 2023, the Company completed a registered direct offering (the “Offering”) of (i) 400,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price of $5.10 per Share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 580,393 shares of the Company’s Common Stock at an exercise price of $0.0001 per share at an offering price of $5.09 per share. The Shares and Pre-Funded Warrants (and the shares of common stock underlying the Pre-Funded Warrants) were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-254996), which was filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2021 and declared effective by the SEC on November 24, 2021. Concurrently with the sale of the Shares and Pre-Funded Warrants, pursuant to the purchase agreement, in a concurrent private placement, for each Share or Pre-Funded Warrant purchased by the investor, such investor received from the Company (i) an unregistered warrant (the “Series A Warrant”) to purchase one share of Common Stock, and (ii) an unregistered warrant (the “Series B Warrant”) to purchase one share of Common Stock. Each Series A Warrant is exercisable for one share of the Company’s Common Stock at an exercise price of $4.85 per share, was exercisable immediately upon issuance, and has a term of five years from the date of issuance. Each Series B Warrant is exercisable for one share of the Company’s Common Stock at an exercise price of $4.85 per share, was exercisable immediately upon issuance, and has a term of 18 months from the date of issuance.

On February 15, 2024, the Company entered into a warrant inducement agreement (the “Warrant Inducement Agreement”) with the holders of an aggregate of 980,393 of the Series B Warrants (the “Holders”), pursuant to which the Holders have agreed to exercise in cash 980,393 of the Series B Warrants at a reduced exercise price of $2.10 per Share (reduced from $4.85 per Share), for gross proceeds to the Company of approximately $2.06 million. As an inducement to such exercise, the Company has agreed to reduce the exercise price of the Holder’s Series A Warrants to purchase up to an aggregate of 980,393 Shares from $4.85 to $1.91 per share and extend the expiration date to February 21, 2029 (the “Amended Series A Warrants”) in an amendment to the Series A Warrant (“Amendment No. 1 to Series A Common Stock Purchase Warrant”). In addition, the Company shall issue to the Holders (i) unregistered warrants (the “Series B-1 Warrants”) to purchase up to 735,295 Shares of the Company’s Common Stock at an exercise price of $1.91 for a term of five years, and (ii) unregistered warrants (the “Series B-2 Warrants” and together with the Series B-1 Warrants, the “New Warrants”) to purchase up to 735,295 Shares of the Company’s Common Stock at an exercise price of $1.91 for a term of eighteen months.

The shares of common stock issuable upon exercise of the Amended Series A Warrants are registered pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-275231), which was filed with the Securities and Exchange Commission (the “SEC”) on October 31, 2023 and declared effective by the SEC on November 8, 2023, and prospectus supplement related thereto.

Notwithstanding the foregoing, in the event that a warrant exercise would cause the Holder to exceed the beneficial ownership limitation set forth in the New Warrants, the Company shall only issue such number of shares that would not cause the Holder to exceed the maximum amount permitted thereunder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations. In the event that the shares underlying the New Warrants are not subject to an effective registration statement at the time of exercise, the New Warrants may be exercised on a cashless basis at any time after six (6) months from the issuance date.

In connection with the transactions contemplated in the Warrant Inducement Agreement (the “Inducement Transaction”), the Company entered into a financial advisory agreement (the “Financial Advisory Agreement”) with A.G.P./Alliance Global Partners (”A.G.P.). Pursuant to the terms of the Financial Advisory Agreement, A.G.P. will receive a cash fee equal to 7% of the gross proceeds raised in the transactions contemplated by the Warrant Inducement Agreement. Additionally, the Company agreed to reimburse A.G.P. for its documented accountable legal expenses.

The Inducement Transaction is expected to close no later than February 21, 2024, subject to the satisfaction of customary closing conditions. The Company intends to use these net proceeds received from the Inducement Transaction for general working capital and general corporate purposes.

The terms of the Warrant Inducement Agreement require the Company to file a registration statement registering the shares underlying the New Warrants for resale (“Resale Registration Statement”) no later than April 5, 2024 and to use commercially reasonable best efforts to cause the Resale Registration Statement to be effective within 60 calendar days following the filing thereof.

The Company further agreed that until sixty (60) days after the closing date of the Inducement Transaction, it will not (other than in connection with limited enumerated exceptions) (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Warrant Inducement Agreement. The Company is further prohibited from entering into any “variable rate transaction” for a period of six months from the effective date of the Resale Registration Statement.

The Warrant Inducement Agreement also contains customary representations and agreements, including a provision for liquidated damages owed by the Company in the event that the shares underlying the New Warrants are not timely delivered upon future exercises of the New Warrants.

The New Warrants contain (i) customary stock-based anti-dilution protection, (ii) a cashless exercise provision in the event the shares underlying the New Warrants are not registered for resale at the time of exercise, (iii) beneficial ownership limitations that may be waived at the option of the Holder upon 61 days’ notice to the Company, (iv) a put right granting the Holder the right to require the Company or its successor to redeem the New Warrants in cash for their Black-Scholes value in the event of a Fundamental Transaction (as defined in the New Warrants) and (v) other customary provisions for warrants of this type.

The foregoing descriptions of the form of Warrant Inducement Agreement, form of Amendment No. 1 to Series A Common Stock Purchase Warrant, form of Series B-1 Warrant, form of Series B-2 Warrant and Financial Advisory Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Warrant Inducement Agreement, form of Amendment No. 1 to Series A Common Stock Purchase Warrant, form of Series B-1 Warrant, form of Series B-2 Warrant and Financial Advisory Agreement, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 4.1, 4.2 and 99.1, respectively, and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information in Item 1.01 above is incorporated herein by reference. The New Warrants described in Item 1.01 above will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”) and, along with the shares of common stock issuable upon the exercise thereof, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Form of Series B-1 Warrant

4.2	Form of Series B-2 Warrant

10.1	Form of Warrant Inducement Agreement

10.2	Form of Amendment No. 1 to Series A Common Stock Purchase Warrant.

99.1	Financial Advisory Agreement, dated February 15, 2024, by and between Hepion Pharmaceuticals, Inc. and A.G.P./Alliance Global Partners.

104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEPION PHARMACEUTICALS, INC.

Date: February 16, 2024	By:	/s/ John Cavan
John Cavan
Interim Chief Executive Officer and Chief Financial Officer